UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported):	September 5, 2024

Enviri Corporation
(Exact name of Company as specified in its charter)

Delaware	001-03970	23-1483991
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

Two Logan Square 100-120 North 18th Street, 17th Floor		19103
Philadelphia,	Pennsylvania
(Address of principal executive offices)		(Zip Code)

(267)	857-8715
(Company’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Company under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Ticker symbol(s)	Name of each exchange on which registered
Common Stock, par value $1.25 per share	NVRI	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934. Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

On September 5, 2024 (the “Closing Date”), Enviri Corporation (the “Company”) entered into Amendment No. 14 to Third Amended and Restated Credit Agreement (“Amendment No. 14”), which amends the Company’s Third Amended and Restated Credit Agreement, dated as of November 2, 2016, as amended, supplemented or otherwise modified, including pursuant to Amendment No. 14 (the “Senior Secured Credit Facility”), by and among the Company, Bank of America, N.A., as administrative agent and as collateral agent, the lenders party thereto, and the other parties thereto.

In connection with Amendment No. 14, the Company obtained new revolving credit commitments (the “New Revolving Facility”) in an aggregate amount equal to $625,000,000, which mature on September 5, 2029, subject to a springing earlier maturity if certain indebtedness is not repaid or refinanced. In addition, the Company retained $50,000,000 of its existing revolving credit commitments (the “Existing Revolving Facility”), which mature on March 10, 2026. In addition, among other things, Amendment No. 14 modified the total net leverage ratio covenant and the interest rate margins. After giving effect to Amendment No. 14: (i) the New Revolving Facility bears interest at a rate, depending on total net leverage, ranging from 75 to 125 basis points over base rate or 175 to 225 basis points over the secured overnight financing rate ("SOFR") and (ii) the Existing Revolving Facility bears interest at a rate, depending on total net leverage, ranging from 50 to 175 basis points over base rate or 150 to 275 basis points over SOFR, in each case, subject to a zero floor. After giving effect to Amendment No. 14, the Company’s total net leverage is capped at 5.00x of consolidated adjusted earnings before interest, tax, depreciation and amortization and will step down to 4.75x beginning September 30, 2024, to 4.50x beginning June 30, 2025, to 4.25x beginning December 31, 2025, and to 4.00x for each quarter ending after March 31, 2026.

The foregoing description of Amendment No. 14 is qualified in its entirety by reference to the full and complete terms of Amendment No. 14, which is attached as Exhibit 10.1 hereto and is incorporated by reference herein.

Certain of the agents and lenders providing funding or other services under the Senior Secured Credit Facility, as well as certain of their affiliates, have, from time to time, provided various financial advisory, commercial and investment banking services to the Company and/or its affiliates for which they have received customary fees and commissions.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
10.1
Amendment No. 14 to Third Amended and Restated Credit Agreement, dated as of September 5, 2024, among Enviri Corporation, the Subsidiary Guarantors party thereto, Bank of America, N.A., as administrative agent, and the lenders party thereto.†

104	Cover Page Interactive Data File (formatted as inline XBRL).

† Schedules and similar attachments have been omitted pursuant to Item 601(a)(5) of Regulation S-K. The Company will furnish copies of any such schedules and attachments to the Securities and Exchange Commission upon request.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ENVIRI CORPORATION

Date: September 10, 2024	/s/ Russell C. Hochman
Russell C. Hochman
Senior Vice President and General Counsel, Chief Compliance Officer & Corporate Secretary